SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): Commission File
Number
               September 7, 1995                            0-7674



                 FIRST FINANCIAL BANKSHARES, INC.
      (Exact Name of Registrant as Specified in its Charter)


            Texas                                        75-0944023

     (State of Incorporation)                          (I.R.S.
Employer
                                                  Identification
No.)


              400 Pine Street, Abilene, Texas 79601
           (Address of Executive Offices and Zip Code)

           Registrant's Telephone Number (915) 675-7155

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ITEM 5.  Other Events.

     On September 7, 1995, First Financial Bankshares, Inc. (the "Company") entered into a Stock Purchase and Sale Agreement (the "Agreement") with Citizens Equity Corp. ("Citizens Equity"), The Citizens National Bank of Weatherford ("Citizens National") and various persons (the "Principal Shareholders") owning, in the aggregate, more than two-thirds (2/3) of the issued and outstanding shares of the common stock of Citizens Equity ("Citizens Equity Stock"). Pursuant to the Agreement, the Principal Shareholders have agreed to sell, and the Company has agreed to purchase, all of the Principal Shareholders' shares of Citizens Equity Stock for $60.00 per share, subject to certain price adjustments stated in the Agreement. First Financial shall also make a cash tender offer to the remaining shareholders of Citizens Equity and consummation of the transaction is conditioned upon tender of 100% of the issued and outstanding shares of Citizens Equity Stock. It is also a condition precedent to consummation of the transaction that Citizens Equity acquire all, or substantially all, of the remaining shares of Citizens National common stock not presently owned by Citizens Equity and that Citizens Equity also redeem all 311 shares of its presently issued and outstanding Preferred Stock. None of the persons from whom the Company shall purchase the Citizens Equity Stock has any material relationship with the Company, its wholly-owned Delaware subsidiary, First Financial Bankshares of Delaware, Inc. ("FFB Delaware"), any affiliate, director or officer of the Company, or any associate of any such director or officer. Closing of the purchase of Citizens Equity Stock is expected to occur during the first quarter of 1996. If the transaction is consummated, Citizens Equity will be merged with and into FFB Delaware and Citizens National shall become a subsidiary bank of FFB Delaware.

     In addition to certain conditions precedent stated in the Agreement, consummation and closing of the stock purchase transaction is subject to approval by the Federal Reserve Board and other federal and state regulatory authorities. An application for approval of the transaction was submitted to the Federal Reserve Bank of Dallas on September 13, 1995. Funding of the stock purchase will be provided from available cash reserves of the
Company.   In addition, the Company will assume approximately
$6,725,000 in indebtedness of Citizens Equity, substantially all of which was incurred by Citizens Equity when it acquired Citizens National.

     Citizens Equity is a Texas corporation and registered bank holding company which owns approximately 91% of the issued and outstanding stock of Citizens National. Both Citizens Equity and Citizens National are located in the City of Weatherford, Parker County, Texas, which is approximately 30 miles west of Fort Worth, Texas on the western edge of the Dallas-Fort Worth Metroplex. Citizens Equity has total assets of approximately $11,000,000, substantially all of which is its stock in Citizens National, which is its only operating subsidiary. Citizens National was originally chartered in 1868 and at July 31, 1995, had Total of approximately $94,000,000 and Shareholders' Equity of approximately $8,400,000.

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                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FIRST FINANCIAL BANKSHARES, INC.
                              (Registrant)

                              By:
DATE:  September 14, 1995     CURTIS R. HARVEY
                              Executive Vice President and
                              Chief Financial Officer